WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^D^j
ii<^^q^^^w^^8^$^h^^^^^5^	i^^^^^^>+^^^^^^^sgtS^^=^g^^^^^u^:^^^7^^^g^=^^
^9^l^^^~^
